Exhibit 99.1

FINANCIAL STATEMENTS

Century Plaza Hotel

(an Operating Division of Pivotal Century Plaza Hotel, LLC)

For the Nine Months Ended September 30, 2005

Century Plaza Hotel

(an Operating Division of Pivotal Century Plaza Hotel, LLC)

Financial Statements

September 30, 2005

Report of Independent Auditors

The Members of

Pivotal Century Plaza Hotel, LLC

We have audited the accompanying balance sheet of the Century Plaza Hotel (the “Hotel”), an operating division of Pivotal Century Plaza Hotel, LLC (the “Company”) as of September 30, 2005, and the related statements of operations, changes in division capital, and cash flows for the nine months ended September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Century Plaza Hotel at September 30, 2005, and the results of its operations and its cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Phoenix, Arizona

November 11, 2005

Century Plaza Hotel

(an Operating Division of Pivotal Century Plaza Hotel, LLC)

Balance Sheet

September 30, 2005

Assets
Cash and cash equivalents	$767,974
Restricted cash	939,286
Inventories	608,025
Accounts receivable, net of allowance of $32,425	3,360,641
Prepaid expenses and other	666,291

6,342,217
Property and equipment, net	123,089,628
Intangible assets	18,318,161

$147,750,006

Liabilities and division capital
Accounts payable	$613,275
Accrued expenses and other liabilities	7,235,774
Note payable	80,000,000

87,849,049
Division capital	59,900,957

$147,750,006

See accompanying notes.

Century Plaza Hotel

(an Operating Division of Pivotal Century Plaza Hotel, LLC)

Statement of Operations

Nine Months Ended September 30, 2005

Revenues
Rooms	$26,399,436
Food and beverage	18,872,059
Other	5,600,078

50,871,573

Operating costs and expenses
Departmental expenses:
Rooms	7,019,852
Food and beverage	16,571,249
Other	3,588,224
Operating expenses:
Administrative and general	3,951,938
Marketing	3,582,286
Energy	2,730,235
Property taxes, insurance and rent	2,487,703
Operating and maintenance	2,095,593
Hotel management fees	973,115
Depreciation	5,574,006
Other	129,717

Total operating costs and expenses	48,703,918

Operating income	2,167,655

Other income and (expense)
Interest income	14,170
Interest expense	(4,484,897)

(4,470,727)

Net loss	$(2,303,072)

See accompanying notes.

Century Plaza Hotel

(an Operating Division of Pivotal Century Plaza Hotel, LLC)

Statement of Changes in Division Capital

Nine Months Ended September 30, 2005

Division capital, January 1, 2005	$58,458,235
Contributions	7,500,000
Distributions	(3,754,206)
Net loss	(2,303,072)

Division capital, September 30, 2005	$59,900,957

See accompanying notes.

Century Plaza Hotel

(an Operating Division of Pivotal Century Plaza Hotel, LLC)

Statement of Cash Flows

Nine Months Ended September 30, 2005

Operating activities
Net loss	$(2,303,072)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,138,932
Changes in operating assets and liabilities:
Inventories	(44,000)
Accounts receivable, net	1,147,977
Prepaid expenses and other assets	(116,071)
Accounts payable	(1,063,228)
Accrued expenses and other liabilities	854,558

Net cash provided by operating activities	4,615,096

Investing activities
Additions to property and equipment	(1,273,407)

Net cash used in investing activities	(1,273,407)

Financing activities
Contributions	7,500,000
Distributions	(3,754,206)
Payments on note payable	(7,500,000)
Increase in restricted cash	(344,706)

Net cash used in financing activities	(4,098,912)

Net decrease in cash and cash equivalents	(757,223)
Cash and cash equivalents, beginning of period	1,525,197

Cash and cash equivalents, end of period	$767,974

Supplemental disclosures
Cash paid for interest	$3,897,228

See accompanying notes.

Century Plaza Hotel

(an Operating Division of Pivotal Century Plaza Hotel, LLC)

Notes to Financial Statements

September 30, 2005

1. Organization and Description of Business

The Century Plaza Hotel (the “Hotel”) is an operating division of Pivotal Century Plaza Hotel, LLC (the “Company”). The Hotel is located in Los Angeles, California and consists of 728 guest rooms, a restaurant, lounge, swimming pool, full-service spa, fitness center, and meeting space.

On October 5, 2005, Sunstone Hotel Investors, Inc. (“Sunstone”), and Hyatt Corporation (“Hyatt”) acquired the Hotel from the Company. Prior to the acquisition by Sunstone and Hyatt, the Hotel was managed by Westin Century City Management Co. (“Westin”) pursuant to the terms of a Hotel Management Agreement.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements reflect the balance sheet and statements of operations, changes in division capital and cash flows of the Hotel as of September 30, 2005 and for the nine months then ended. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States for the purpose of a filing by Sunstone with the Securities and Exchange Commission, as required by Regulation S-X, Rule 3-05.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The financial statements of the Hotel include allocations of certain Company expenses, assets and liabilities. Management believes these allocations as well as other assumptions underlying the financial statements are reasonable. However, the financial statements included herein are not necessarily indicative of the financial position, results of operations and cash flows that would have occurred had the Hotel been a stand-alone company during the period presented.

Century Plaza Hotel

(an Operating Division of Pivotal Century Plaza Hotel, LLC)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents are defined as cash on hand and in banks plus all short-term investments with an original maturity of three months or less.

Restricted Cash

Restricted cash consists of cash held in reserve for property taxes and basic carrying costs as defined in the loan agreement (Note 4).

Inventories

Inventories, consisting primarily of food, beverage, spa and gift shop merchandise, are carried at the lower of cost or market using the first-in, first-out cost method.

Property and Equipment

Property and equipment is recorded at cost. Depreciable assets are depreciated using various straight-line and accelerated methods over estimated useful lives of 5 to 39 years.

Property and equipment are reviewed periodically for impairment and when impairment indicators arise or are present. An impairment write-down to fair value would occur only if the estimated undiscounted future cash flows were less than the carrying amounts for the related assets affected. No impairment losses have been identified by the Hotel.

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets consist of the estimated acquisition premium included in the Hotel purchase price. These assets are reviewed annually for impairment. Management has performed the required impairment tests for intangible assets as of September 30, 2005, and no impairment of the intangible assets was identified.

Century Plaza Hotel

(an Operating Division of Pivotal Century Plaza Hotel, LLC)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Deferred Costs

Amortization of the deferred financing costs of $564,925 for the nine months ended September 30, 2005, have been allocated to the Hotel from the Company and are included in interest expense.

Revenue Recognition

The Hotel’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

Concentration of Risk

Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Hotel’s services are sold, as well as the dispersion of customers across many geographic areas.

Fair Value of Financial Instruments

As of September 30, 2005, the carrying amount of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses were representative of their fair values due to the short-term maturity of these instruments. The debt has an interest rate that fluctuates based on published market rates. Management believes the carrying value of the debt is a reasonable estimation of its fair value as of September 30, 2005.

Income Taxes

No provision for income taxes has been included in the accompanying financial statements of the Hotel; taxable income or losses are allocated to the members of the Company for inclusion in their respective income tax returns.

Century Plaza Hotel

(an Operating Division of Pivotal Century Plaza Hotel, LLC)

Notes to Financial Statements (continued)

3. Property and Equipment

Property and equipment consist of the following as of September 30, 2005:

Land	$12,600,000
Land improvements	15,438,388
Buildings and improvements	122,854,137
Furniture, fixtures and equipment	41,877,864
China, silver, glass and linen	500,000

193,270,389
Less accumulated depreciation	(70,180,761)

$123,089,628

4. Note Payable

On October 2, 2003, the Company entered into an amended loan agreement with an existing lender for $125 million. The loan agreement, as amended, (the Mortgage Loan) was secured by the Hotel and other properties owned by the Company. Outstanding borrowings accrued interest at 30-day LIBOR, plus 3.35 percent and required interest-only payments until the September 11, 2005 maturity date at which time all principal and unpaid interest was due. Under the terms of the Mortgage Loan agreement, the maturity may be extended by two successive one-year extensions, based upon the Company meeting certain requirements, as defined in the Mortgage Loan agreement. On September 6, 2005, the Company exercised their first option to extend the maturity date. The 30-day LIBOR at September 30, 2005 was 3.77 percent. As of September 30, 2005, $80 million of the outstanding Mortgage Loan has been allocated to the Hotel.

5. Commitments and Contingencies

The Hotel Management Agreement between the Hotel and Westin provides for compensation to Westin based on a percent of the Hotel’s gross revenues, as defined, and based on the attainment of certain performance standards, including cash flow and revenue tests. The Hotel incurred management fees of $973,115 for the nine months ended September 30, 2005, of which $104,014 are included in accrued expenses and other liabilities at September 30, 2005.

Century Plaza Hotel

(an Operating Division of Pivotal Century Plaza Hotel, LLC)

Notes to Financial Statements (continued)

5. Commitments and Contingencies (continued)

In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. There are no threatened or pending legal matters of which management of the Hotel is aware which would, in the opinion of management, have a material adverse affect on the financial position, results of operations or cash flows of the Hotel.